                                                                     Exhibit 11

                                          THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES
                                         ------------------------------------------------
                                          Statements Re Computation of Per Share Earnings
                                          -----------------------------------------------

                                                                      Three Months                     Twelve Months
                                                                          Ended                            Ended
                                                                       March 31,                         March 31,
                                                                    -----------------                ----------------
                                                                    1997         1996                1997        1996
                                                                    ----         ----                ----        ----
Computation for Statements of Consolidated
------------------------------------------
Income ($ in millions)
----------------------
Income (Loss) before extraordinary item.......................     162.7        151.3               233.0       (409.8)
Extraordinary item............................................         -            -                   -         71.6
----------------------------------------------------------------------------------------------------------------------------

Net income (loss).............................................     162.7        151.3               233.0       (338.2)
----------------------------------------------------------------------------------------------------------------------------
Earnings (Loss) per share of common stock
 (based on average shares outstanding) ($)
Before extraordinary item.....................................      2.94         2.99                4.22        (8.09)
Extraordinary item............................................         -            -                   -         1.41
----------------------------------------------------------------------------------------------------------------------------

Earnings (Loss) on common stock...............................      2.94         2.99                4.22        (6.68)

============================================================================================================================

----------------------------------------------------------------------------------------------------------------------------
Additional computation of average common
  shares outstanding (thousands) (NOTE)
----------------------------------------------------------------------------------------------------------------------------
Average shares of common stock outstanding....................    55,327       50,662              55,198       50,603
Incremental common shares applicable to
 common stock based on the common stock
 daily average market price:
  Applicable to contingent stock awards.......................         5           60                   5            -
  Applicable to contingent stock options......................       125            -                 116            -
----------------------------------------------------------------------------------------------------------------------------
Average common shares as adjusted.............................    55,457       50,722              55,319       50,603

============================================================================================================================
Average shares of common stock outstanding....................    55,327       50,662              55,198       50,603
Incremental common shares applicable to
 common stock based on the more dilutive
 of the common stock ending or daily average
 market price during the period:
  Applicable to contingent stock awards.......................         5           74                   5            -
  Applicable to contingent stock options......................       125            -                 132            -
----------------------------------------------------------------------------------------------------------------------------
Average common shares assuming full dilution .................    55,457       50,736              55,335       50,603
============================================================================================================================
Earnings (Loss) per share of common stock
 as adjusted:
Before extraordinary item.....................................      2.93         2.98                4.21        (8.09)
Extraordinary item............................................         -            -                   -         1.41
----------------------------------------------------------------------------------------------------------------------------
Earnings (Loss) on common stock as adjusted ($)...............      2.93         2.98                4.21        (6.68)
============================================================================================================================
Earnings (Loss) per common shares assuming full
 dilution:
Before extraordinary item.....................................      2.93         2.98                4.21        (8.09)
Extraordinary item............................................         -            -                   -         1.41
----------------------------------------------------------------------------------------------------------------------------
Earnings (Loss) on common stock assuming full dilution ($)....      2.93         2.98                4.21        (6.68)

============================================================================================================================

NOTE These calculations are submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of Accounting Principles Opinion No. 15 because they result in dilution of less than 3%.